UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2020

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Monro, Inc. (the “Company”) announced today that it notified Citizens Bank, N.A., as administrative agent (“Administrative Agent”) under the Amended and Restated Credit Agreement, dated as of April 25, 2019, by and among the Company, the Administrative Agent, and the lenders party thereto from time to time (the “Credit Agreement”), that the Company was requesting to borrow $350.4 million under the Credit Agreement’s senior secured revolving credit facility (the “Facility”) on March 27, 2020. Prior to that notice, there was $216.0 million outstanding under the Facility and the Company had $33.6 million of outstanding letters of credit pursuant to the Credit Agreement. The Credit Agreement includes an accordion feature permitting the Company to request an increase in availability under the Facility of up to an additional $250 million.

The amount borrowed under the Facility will bear interest at 75 to 200 basis points over LIBOR (or replacement index) or at the prime rate, depending on the type of borrowing and the rates then in effect. Interest-only payments will be due quarterly until April 25, 2024, the maturity date of the Facility. The Company may voluntarily repay or prepay the borrowings under the Facility at any time without premium or penalty. The borrowing will be subject to and repayable in accordance with the terms and conditions of the Credit Agreement, including those provisions relating to events of default and acceleration. The Facility is not secured by the Company’s real property, although the Company has agreed not to encumber its real property subject to certain permissible exceptions provided in the Credit Agreement. The material terms of the Credit Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2019, which description is incorporated herein by reference.

The Company’s borrowings under the Facility were taken as a precautionary measure to increase its cash position and preserve financial flexibility due to the uncertainty resulting from the COVID-19 pandemic. The proceeds from these borrowings are being held on the Company’s balance sheet and may be used for working capital and general corporate purposes, as provided in and subject to the Credit Agreement.

Item 7.01.	Regulation FD Disclosure.

On April 2, 2020, the Company issued a press release to provide a business update amid the COVID-19 pandemic. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press Release, dated April 2, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

April 2, 2020	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Senior Vice President – General Counsel and Secretary